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                                                                 EXHIBIT 23(p)-1











                                 CODE OF ETHICS

                                   ADOPTED BY

                                THE BERGER FUNDS

                           LAST REVISED APRIL 18, 2000














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I. STATEMENT OF GENERAL PRINCIPLES

The Berger Growth Fund, the Berger Growth and Income Fund, the Berger Investment Portfolio Trust and each of its series, the Berger Omni Investment Trust and each of its series, the Berger Institutional Products Trust and each of its series, the Berger/BIAM Worldwide Portfolios Trust and each of its series and the Berger/BIAM Worldwide Funds Trust and each of its series (collectively, the "Funds", and individually, a "Fund") have adopted this Code of Ethics ( the "Code"), pursuant to Rule 17j-1 under the Investment Company Act of 1940.

A relationship of trust and confidence exists between the directors, trustees and officers of the Funds and the Funds' shareholders. As a result, the interests of the Funds must always come first. This means that all actions by directors, trustees and officers of the Funds which are detrimental, or potentially detrimental, to the Funds must be avoided. While this principle extends to a broad range of actions and practices, it is of particular relevance to any decision relating to the personal investment activities of all directors, trustees and officers of the Funds since such activities may involve potential conflicts of interest. In order to fulfill their fiduciary duties, all directors, trustees and officers of the Funds must conduct their personal securities transactions in a manner which does not operate adversely to the interests of the Funds and must otherwise avoid serving their own personal interests ahead of those of the Funds' shareholders.

In order to ensure that directors, trustees and officers of the Funds comply with their fiduciary duties and other standards imposed by federal securities law upon their personal investment activities, the Funds have adopted this Code of Ethics (the "Code"). The Code includes specific provisions with which all covered persons must comply. However, compliance with these technical provisions alone will not be sufficient to insulate from scrutiny trades which show a pattern of abuse of the individual's fiduciary relationships. All directors, trustees and officers of the Funds are expected to abide by the spirit of the Code and the principles articulated herein, and with respect to such matters must at all times act in accordance with the highest ethical standards. Upon assuming their position with the Funds, each Independent Director/Trustee of the Funds is required to certify in writing that they have read and understand the Code and that they recognize they are subject to the Code and will comply with its requirements.


II. DEFINITIONS

(a) "Funds" shall mean the Berger Growth Fund, the Berger Growth and Income Fund, the Berger Investment Portfolio Trust and each of its series, the Berger Omni Investment Trust and each of its series, the Berger Institutional Products Trust and each of its series, the Berger/BIAM Worldwide Portfolios Trust and each of its series and the Berger/BIAM Worldwide Funds Trust and each of its series.

(b)   "Adviser" shall mean each Fund's investment adviser.

(c) "Adviser's Code of Ethics" shall mean the code of ethics adopted by the Board of Directors or Board of Managers of each Fund's investment adviser.

(d) "Interested Person" shall have the meaning as that set forth in Section 2(a)(19) of the Investment Company Act of 1940.

(e) "Independent Director/Trustee" shall mean any director or trustee of the Funds who is not an Interested Person.



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(f)   "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is subject to the provisions of Section 16 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which a director, trustee or officer of the Funds has or acquires. Application of this definition is explained in more detail in Appendix A attached hereto.

(g) "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the Investment Company Act of 1940 (generally, all securities) except that it shall not include shares of registered open-end investment companies (i.e, mutual funds), direct obligations of the Government of the United States (e.g., U.S. Treasury Securities), banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

(h) "Purchase or sale of a Security", or phrases of similar import, shall include, among other things, the purchase, writing or sale of an option to purchase or sell that Security, the purchase or sale of any derivative Security whose value is derived from that Security, such as a Security convertible into or exchangeable for that Security, and the purchase or sale of any other Security which has a substantial economic relationship to that Security being purchased or sold by a Fund (e.g., a Security issued by a partnership which has a substantial portion of its assets invested in the Security being purchased or sold).

(i) A Security is "being considered for purchase or sale" when a portfolio manager is seriously considering the purchase or sale of a Security for a Fund, or, with respect to a security analyst who makes a recommendation to purchase or sell a Security for a Fund, when such person seriously considers making such a recommendation.

(j) "Control", which shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(k) "Compliance Officer" shall mean the employee of the Adviser or other individual designated by vote of the Board of Directors or Board of Managers of the Adviser to receive reports and take certain actions as provided in the Adviser's Code of Ethics. The Compliance Officer may appoint designees to carry out his/her functions pursuant to the Code.

Any Independent Director/Trustee of the Funds who has any questions regarding these definitions should consult with Counsel to the Independent
Directors/Trustees. Any director, trustee or officer of the Funds who is an Interested Person of the Funds or the Adviser who has any questions regarding these definitions should consult with the Compliance Officer.

III. CODE PROVISIONS APPLICABLE ONLY TO INTERESTED PERSONS OF THE FUND

THE PROVISIONS OF THE ADVISER'S CODE OF ETHICS ARE HEREBY INCORPORATED BY REFERENCE INTO THIS CODE OF ETHICS OF THE FUNDS AND ARE APPLICABLE ONLY TO DIRECTORS, TRUSTEES AND OFFICERS OF THE FUNDS WHO ARE INTERESTED PERSONS OF THE FUNDS OR THE ADVISER. A violation of the Adviser's Code of Ethics by any such Interested Person shall also constitute a violation of this



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Code of Ethics. Such Interested Persons shall report their personal security transactions pursuant to the provisions of the Adviser's Code of Ethics.

IV. CODE PROVISIONS APPLICABLE ONLY TO INDEPENDENT DIRECTORS/TRUSTEES OF THE
FUNDS

(a)  Prohibited Purchases and Sales

     No Independent Director/Trustee of the Funds shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale:

     (1) is being purchased or sold by a Fund;

     (2) is being considered for purchase or sale by a Fund; or

     (3) has been purchased or sold by a Fund within the previous 7 calendar days.

     It is contemplated that the Independent Directors/Trustees of each Fund will not be provided information respecting purchases or sales of any Security by the Fund or information respecting any Security being considered for purchase or sale by the Fund, until at least 15 days following such purchase or sale or consideration thereof and therefore they will not ordinarily know or be deemed to have been in a position in which they should have known, at the time of any purchase or sale by Independent Directors/Trustees, information respecting purchases or sales or consideration thereof by the Fund.

     Although explained more fully in the definition of "purchase or sale of a Security" in Section II. of the Code, it bears emphasis here that included for purposes of this prohibition is any personal securities transaction involving a derivative Security or other Security which has a substantial economic relationship to the Security being considered for purchase or sale or that is being, or that within the previous 7 calendar days has been, purchased or sold by a Fund.

     Subject to a final decision by the Board of Directors/Trustees for the affected Fund after having reviewed all of the facts and circumstances relevant to the particular transaction, an Independent Director/Trustee of a Fund may be required to disgorge all or a portion of any profits gained or losses avoided as a result of participating in any such prohibited personal securities transaction. See Section IV.(e) of the Code below for a more detailed discussion of this matter.

(b)  Exempted Transactions

     The prohibitions of Section IV.(a) of the Code shall not apply to:

     (1) purchases or sales effected in any account over which the Independent Director/Trustee has no direct or indirect influence or control;

     (2) purchases or sales which are non-volitional on the part of the Independent Director/Trustee, such as Securities acquired as a result of a spin-off of an entity from a company whose Securities are owned by the Independent Director/Trustee or the



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         involuntary sale of Securities due to a merger or as the result of a company exercising a call provision on its outstanding debt;

     (3) purchases which are part of an automatic dividend reinvestment plan or a company sponsored stock purchase plan;

     (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

     (5) any Securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion.

 (c)  Reporting

     (1) On the 16th day following the end of each month or shortly thereafter, the Adviser will furnish each Independent Director/Trustee with a list of all of the securities transactions executed in each of the Funds during the previous month, and their holdings as of the end of the month. Each Independent Director/Trustee will then be responsible for comparing all of his or her personal securities transactions for the same month against the list of each Fund's securities transactions and holdings in order to determine if the Independent Director/Trustee engaged in a personal security transaction in any Security purchased, sold or held by a Fund(s) during the period.

         If as a result of such review an Independent Director/Trustee determines that he or she did purchase or sell the same (or equivalent) Securities that were purchased, sold or held by a Fund(s), whether or not one of the exemptions listed in Section IV.(b) of the Code applies, each Independent Director/Trustee shall file with the Compliance Officer a written report containing the information described in
         Section IV.(c)(2) of the Code below with respect to each transaction in any such Security in which such Independent Director/Trustee by reason of such transaction acquires or disposes of any direct or indirect Beneficial Ownership in the Security; provided, however, that an Independent Director/Trustee shall not be required to make a report with respect to any transaction effected for any account over which he or she does not have any direct or indirect influence or control. Each such report may contain a statement that the report shall not be construed as an admission by the Independent Director/Trustee that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         Upon the completion of such monthly reviews, each Independent Director/Trustee shall complete a representation letter stating either that, for the period covered, they did not engage in any personal securities transactions in any Securities purchased, sold or held by the Funds during the period, or that they did engage in such transactions and that they have completed an enclosed report of all such personal securities transactions which they participated in during the period (see Appendix B).

     (2) Such representation letter (and, if applicable, such personal securities transactions report) shall be filed by each Independent Director/Trustee with the Compliance Officer upon completing their review, but not later than 30 days after their receipt of the Funds security transactions and holdings for the previous month, and shall contain the following information:



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         (a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each such Security involved;

         (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (c) the price at which the Security transaction was effected; and

         (d) the name of the broker, dealer or bank with or through whom the transaction was effected.

     (3) An Independent Director/Trustee will be deemed to have participated in, and must report under this Code, any such Securities transactions participated in by:

         (a) The person's spouse;

         (b) The person's minor children;

         (c) Any other relatives sharing the person's household;

         (d) A trust in which the person has a beneficial interest, unless such person has no direct or indirect control over the trust;

         (e) A revocable trust as to which the person is a settler; or

         (f) A partnership of which the person is a partner (including most investment clubs) unless the person has no direct or indirect control over the partnership.

     (4) The Compliance Officer shall identify all Independent
         Directors/Trustees of the Funds who are required to make the reports required by Section IV.(c) of the Code and shall inform them of their reporting obligations hereunder.

(d)  Review

     The Compliance Officer shall, under the supervision of the President of each Fund, review or supervise the review of the personal securities transactions reported pursuant to Section IV.(c) of the Code. As part of that review, each such reported Securities transaction shall be compared against the trading activity of the Funds to determine whether a violation of Section IV.(a) of the Code may have occurred. If the Compliance Officer determines that a violation may have occurred, he or she shall promptly submit the pertinent information regarding the transaction to the President of the appropriate Fund and Counsel to the Funds, who on behalf of the Board of Directors/Trustees of such Fund shall perform a preliminary evaluation of the transaction to determine whether a violation of the Code may have occurred, taking into account all the exemptions provided under
     Section IV.(b) of the Code, and if so, whether such violation may be material. If upon the conclusion of their review of the transaction they also determine that a material violation of the Code may have occurred, the matter shall be submitted to the full Board for its consideration. The Board of Directors/Trustees for the Fund will consider all relevant facts and circumstances surrounding the transaction prior to making its determination whether a material violation of the Code has occurred. In addition, before making any such determination, the Board shall give the Independent Director/Trustee involved an opportunity to supply additional information regarding the transaction in question.



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(e)  Sanctions

     If a final determination is made that an intentional and material violation of this Code has occurred as a result of a prohibited transaction, the Board of Directors/Trustees of the affected Fund may require the Independent Director/Trustee to disgorge to the Fund any portion of the profits gained or losses avoided as a result of the prohibited transaction, except that such disgorgement shall not include profits accruing before or after the period in which the transaction was prohibited. The Board of Directors/Trustees of the Fund will also take such further action and impose such sanctions as said Board deems appropriate, which sanctions may in the Board's discretion include, among other things, censure or suspension. Counsel to the Funds shall prepare a written report on the Board of Directors'/Trustees' final determination in regards to each such matter.


V. ANNUAL REPORTING AND CERTIFICATION

(a) On an annual basis, the Compliance Officer shall prepare a written report to the Board of Directors/Trustees for each of the Funds setting forth the following:

     (1) A summary of existing procedures to detect and prevent violations of the Code,

     (2) Full details of any investigation, either internal or by a regulatory agency, of any violations of the Code, the resolution of such investigations and the steps taken to prevent further violations, and

     (3) An evaluation of the current compliance procedures and any recommendations for improvement.

     In addition, the directors/trustees of each Fund must receive a certification from the Fund annually stating that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     The directors/trustees shall approve the Code before the commencement of operations of any Fund. In conjunction with such approval, the directors/trustees must receive a certification from the Fund stating that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     Any material changes to the Code must be approved by each Fund's directors/trustees within 6 months after adoption of the material change.



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(b)  On an annual basis, all directors, trustees and officers of the Funds are required to certify in writing that they have read and understand the Code of Ethics and recognize that they are subject thereto. In addition, all such persons are required to certify annually that they have complied with the requirements of the Code and that they have reported all personal securities transactions required to be reported pursuant to the Code (see Appendix C). If an Independent Director/Trustee of the Funds has any questions pertaining to their responsibilities under the Code, they should discuss them with Counsel to the Independent Directors/Trustees. Any director, trustee or officer of the Funds who is an Interested Person of the Funds or the Adviser who has any questions pertaining to their responsibilities under the Code should discuss them with the Compliance Officer.

VI. MISCELLANEOUS PROVISIONS

(a) Any amendment or revision of an Adviser's Code of Ethics shall be deemed to be an amendment or revision of Section III. of this Code and such amendment or revision shall be promptly furnished to the Independent
     Directors/Trustees of the Funds.

(b) The Funds shall maintain records in the manner and to the extent set forth below, and make such records available for examination by representatives of the U.S. Securities and Exchange Commission:

     (1) A copy of this Code and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     (2) A record of any violation of the Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     (3) A copy of each report made by a director, trustee or officer of the Funds pursuant to the Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

     (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to the Code, and who are, or within the past five years have been, responsible for reviewing these reports, shall be maintained in an easily accessible place.

(c) All reports of Securities transactions and any other information filed with the Adviser or furnished to any person pursuant to the Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the U.S. Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

(d) The directors/trustees of the Funds may from time to time adopt such interpretations of the Code and such exceptions to provisions of the Code as they deem appropriate.



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APPENDIX A

For purposes of the attached Code of Ethics, a "beneficial owner" shall mean any director, trustee or officer who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect opportunity to profit or share in any profit derived from a transaction in the subject securities. The term "beneficial ownership" of securities would include not only ownership of securities held by a director, trustee or officer for his or her own benefit, whether in bearer form or registered in their name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account by pledgees, securities owned by a partnership in which he or she is a member if they may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation that he or she should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by a director, trustee or officer for the benefit of someone else.

Ordinarily, this term would not include securities held by executors or administrators in estates in which a director, trustee or officer is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as "beneficially" owned by a director, trustee or officer where such person enjoys "benefits substantially equivalent to ownership". The U.S. Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

A director, trustee or officer also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he or she obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as a director, trustee or officer may in itself indicate that the director, trustee or officer would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives of the director, trustee or officer or his or her spouse who share the same home as the director, trustee or officer will be treated as being beneficially owned by the director, trustee or officer.

A director, trustee or officer also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he or she does not obtain therefrom the aforementioned benefits of ownership, if they can vest or revest title in themselves at once or at some future time.



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APPENDIX B


TO: Compliance Officer
    Berger LLC

SUBJECT: Personal Securities Transactions Report for the Month of            (1)
                                                                 ------------

                    - I have not effected any reportable personal securities
-------------         transactions in any of the Securities listed on the
                      schedules that I received from the Adviser for the purchases, sales and month-end holdings for any Berger
                      Fund or series thereof for this month.

                    - I have not effected any reportable personal securities
-------------         transactions in any of the Securities listed on the
                      schedules that I received from the Adviser for the purchases, sales and month-end holdings for any Berger
                      Fund or series thereof for this month EXCEPT FOR THOSE I
                      HAVE REPORTED ON THE ENCLOSED PERSONAL SECURITIES
                      TRANSACTIONS REPORT.

Except for the following companies, I do not beneficially own more than 1/2 of 1% of the securities of any public issuer (if you have no such levels of ownership in any public issuer, please write "None") - (2)



--------
1 Please check the appropriate line below and, if applicable, complete the enclosed Personal Securities Transactions Report. Upon completion of this representation, sign and date the form and return it to the Compliance Officer of Berger LLC.

2 This information is needed to determine compliance with certain of the Fund's fundamental investment restrictions.



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
     APPENDIX B (CONTINUED)

                                                              PERSONAL
                                                   SECURITIES TRANSACTIONS REPORT
                                                            BERGER FUNDS

     NAME:                                                                        FOR THE MONTH ENDED:
          -----------------------                                                                     ----------------------
              (Please Print)

                          Security Description
Transaction    (including interest rate and maturity date,             Number     Principal    Nature of            Name of Broker,
   Date                       if applicable)                Symbol   of Shares      Amount    Transaction   Price   Dealer or Bank
-----------    -------------------------------------------  ------   ---------    ---------   -----------   -----   ----------------

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

DEFINITIONS: Principal Amount -       Total amount received or paid for the security.
             Nature of Transaction -  Purchase, sale or other acquisition or disposition.
             Price -                  Price per share at which transaction was effected.
             Broker, Dealer or Bank - Name of broker, dealer or bank with or through whom the transaction was effected.

NOTE:        Transactions in shares of registered open-end investment companies (i.e., mutual funds), direct obligations of the Government of the United States (e.g., U.S. Treasury securities), banker's acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements, are not required to be reported.

STATEMENT:   THIS REPORT IS NOT TO BE CONSTRUED AS AN ADMISSION BY ME THAT I HAVE ANY DIRECT OR INDIRECT BENEFICIAL
             OWNERSHIP IN THE SECURITIES TO WHICH THIS REPORT RELATES.


                                                            --------------------------------
                                                                     (Signature)

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APPENDIX C


                    ANNUAL CONFIRMATION FOR YOUR BERGER FUNDS
                           CODE OF ETHICS (THE "CODE")


         I have carefully read and understand the Code. I recognize that I must comply with the Code and that I am subject to the policies and procedures contained therein. I understand that the policies and procedures stated in this Code are subject to change and that, from time to time, I may receive information about changes in the policies and procedures contained therein. In addition (please check the appropriate line below):

___________I have complied with the requirements of the Code at all times since my last Confirmation for the Code, and I have reported all of my personal securities transactions since my last Confirmation which are required to be reported pursuant to the Code.

___________I have complied with the requirements of the Code at all times since my last Confirmation for the Code, except in certain instances during the period, a description of which is attached hereto, which the President of the appropriate Fund is aware of and which have been addressed by the Board of Directors/Trustees of such Fund. I have reported all of my personal securities transactions since my last Confirmation for the Code which are required to be reported pursuant to the Code.



------------------------------------        ------------------------------------
Date of Confirmation                        Covered Person's Name (please print)


                                            ------------------------------------
                                            Covered Person's Signature


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Covered Person's Name (please print)        Covered Person's Signature


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Date

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